UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Great Elm Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	81-2621577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 South Street, Suite 230 Waltham, Massachusetts	02453
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
6.50% Notes due 2024	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Registration No. 333-227605

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are 6.50% notes due 2024 (the “Notes”) of Great Elm Capital Corp. (the “Company”). The description of the Notes contained in the section entitled “Description of the Notes” in the Prospectus, dated June 11, 2019, included in the Company’s Registration Statement on Form N-2 (File No. 333-227605) initially filed with the Securities and Exchange Commission on September 28, 2018 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein. The Notes are expected to be listed on The Nasdaq Global Market under the trading symbol “GECCN,” and to trade thereon within 30 days from the original issue date.

Item 2.	Exhibits.

(a)	Amended and Restated Charter of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K (File No. 814-01211) filed on November 7, 2016)

(b)	Bylaws of the Company (incorporated by reference to Exhibit 2 to the Registration Statement on Form N-14 (File No. 333-212817) filed on August 1, 2016)

(c)

Indenture, dated as of September 18, 2017, between the Company and American Stock Transfer & Trust Company, LLC, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K/A (File No. 814-01211) filed on September 21, 2017)

(d)

Third Supplemental Indenture, dated as of June 18, 2019, relating to the 6.50% Notes due 2024, between the Company and American Stock Transfer & Trust Company, LLC, as trustee (incorporated by reference to Exhibit (d)(3) to Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-227605) filed on June 18, 2019)

(e)	6.50% Note due 2024 (incorporated by reference to Exhibit (d)(1) to Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-227605) filed on June 18, 2019)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT ELM CAPITAL CORP. (Registrant)

Date: June 18, 2019	By:	/s/ Keri A. Davis
		Name:	Keri A. Davis
		Title:	Interim Chief Financial Officer